Exhibit 99.2

 PDS Biotechnology and Edge TherapeuticsProposed Combination  November 26, 2018  A new generation of multi-functional immunotherapies

 Forward-Looking Statements  1  This presentation contains forward-looking statements about Edge Therapeutics, Inc. and PDS Biotechnology Corporation, and their respective businesses, business prospects, strategy and plans, including but not limited to statements regarding anticipated preclinical and clinical drug development activities and timelines and market opportunities. All statements other than statements of historical facts included in this presentation are forward-looking statements. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that may cause actual results to differ materially from such forward-looking statements include those identified under the caption “Risk Factors” in the documents filed by Edge with the Securities and Exchange Commission from time to time, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except to the extent required by applicable law or regulation, neither Edge nor PDS undertakes any obligation to update the forward-looking statements included in this presentation to reflect subsequent events or circumstances.

 Other Important Information  1  In connection with the proposed strategic merger, Edge intends to file relevant materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that will contain a proxy statement and prospectus. Investors may obtain the proxy statement/prospectus (when available), as well as other filings containing information about Edge, free of charge, from the SEC's Web site (www.sec.gov). In addition, investors and securityholders may obtain free copies of the documents filed with the SEC by Edge by directing a written request to: Edge Therapeutics, Inc. 300 Connell Drive #4000, Berkeley Heights, NJ 07922, Attention: Corporate Secretary or delivered via e-mail to investors@Edgetherapeutics.com. Investors and securityholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Participants in the Solicitation Edge and PDS Biotechnology and their respective directors and executive officers and certain of their other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Edge in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Edge is also included in Edge Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018. These documents are available free of charge from the sources indicated above.

Transaction Overview

Key Terms

- Privately-held PDS Biotechnology has agreed to merge with a subsidiary of Edge Therapeutics in an all-stock transaction
- Edge shareholders expected to own ~30% of the combined company and PDS shareholders ~70%
- Upon closing, the merged company will operate under the PDS Biotechnology name

Board of Directors and Organization

- Board of directors to include 7 representatives: 4 designated by PDS and 3 designated by Edge
- Headquarted in Berkeley Heights, NJ

Timing and Closing

- Transaction has been approved by boards of both companies
- Closing subject to approval of Edge and PDS shareholders and satisfaction or waiver of customary closing conditions
- Expected to close in Q1 2019

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Edge and PDS Combined Company Overview

- Proposed merger to form a clinical-stage cancer immunotherapy biotechnology company developing novel products for treating early- and late-stage cancer
- Growing product pipeline utilizing Versamune®, a novel, versatile, multi-functional immunotherapy platform
- Phase 1/2 clinical data on lead product candidate PDS0101 suggests immunotherapeutic anti-cancer activity and favorable safety profile of Versamune® potentially advantageous in early- and late- stage cancer
- Company plans to initiate multiple late-stage clinical studies of PDS0101 in HPV-associated cancers
- Expected cash balance of ~$25 million at closing

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   1  Versamune® Has Potential to AddressKey Immuno-oncology Limitations    Checkpoint Inhibitors  CAR T-cells  Cancer Vaccines  Versamune®  Induction of CD8+ (killer) T-cells  X  ✓Ex-vivo  X  ✓In-vivo  Target tumor’s immune suppressive mechanisms  ✓  X  X  ✓  Induction of memory T-cells  X  X  ✓Predominantly CD4+  ✓  Systemic Toxicity Risk  Medium  High  Low to Medium  Low*  * Based on preclinical toxicology and efficacy studies and Phase 1 clinical data.

Versamune®  Unique Multiple Mechanisms of Action Promote In-vivo Killer T-cell Induction Priming and training of tumor-recognizing killer T-cells (CD8+) Overcomes tumor immune suppression (Reduction of Tregs) Versamune SC Injection Activates critical immune signaling pathway to arm killer T-cells (Type I Interferons)

PDS0101 Phase 1/2a Dose Escalation Study Supports 3 mg Dose for Future Studies

Open-label study to evaluate safety, tolerability and pharmacodynamics of PDS0101 in subjects with Cervical Intraepithelial Neoplasia (CIN) and high-risk Human Papillomavirus (HPV) infections

Summary of Results

- Confirms pre-clinical projections of high levels of active HPV-specific CD8+ T-cells
- Confirms pre-clinical projections of memory T-cell induction
- T-cell responses were independent of patient genetic/HLA sub types
- No dose-limiting toxicities observed even at the highest tested dose

CD8+ T-Cells: Granzyme-b ELISPOT on Days 14-19 Post Treatment



FOLD-INCREASE IN HPV-SPECIFIC KILLER T-CELL RESPONSE OVER PRE-TREATMENT LEVELS
10mg
N=6
> 180
3mg
N=3
> 200
1mg
N=3
> 30
0
75
150
225

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    Growing Pipeline of PDS Fully-Owned Cancer Immunotherapies  1  Product  Cancer Indication  Preclinical  Phase 1  Phase 2a  Phase 2b  PDS0101(HPV- related Cancers)  Head & neck Recurrent/metastatic + pembrolizumab            Cervical pre-cancer CIN 2/3            Anal pre-cancerAIN 2/3            Cervical Stage II-IVa          PDS0102  Prostate and breast          PDS0103  Ovarian, colorectal, lung, breast          PDS0104  Melanoma, glioma                  Funded clinical trials  Planned additional studies                    (MERCK)  (NATIONAL CANCER INSTITUTE)  (NATIONAL CANCER INSTITUTE)

Versamune® Competitive Barriers Patent Protection in U.S., EU, Asia Patent Protection in U.S., EU, Asia Multiple issued patents: Expected to provide patent protection into the 2030s Multiple patent applications: Future patent applications could extend into the late-2030s Regulatory Exclusivity (Biologics) Protection for a new molecular entity Manufacturing Know-how & Trade Secrets

PDS0101 Targets Large and Unmet Market Opportunities

- HPV disease market is estimated to be over $5B worldwide by 2025

- HPV-Related Cancers

  Over 75,000 new cases of HPV-related cancers in US and Europe annually

- HPV Pre-cancers

  Over 1million new incidences of high-grade, treatment-required HPV pre-cancers in U.S. and Europe annually

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Anticipated Milestones



- Initiate PDS0101 monotherapy registration program in Cervical Intraepithelial Neoplasia (CIN) 2/3
- Initiate PDS0101-Keytruda combination Phase 2 study in head and neck cancer
- Complete manufacturing of clinical supply for PDS0101
- Continue to advance prostate, ovarian and melanoma cancer pipeline towards potential IND filings

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 Experienced Leadership Team      Frank Bedu-Addo, PhDCEO & Co-Founder    Brian LeuthnerPresident    Lauren Wood, MDChief Medical Officer    Gregory Conn, PhDChief Scientific Officer & Co-Founder    Andrew Saik, MBAChief Financial Officer    NIH National Cancer Inst.  13

 Board of Directors  Affiliation  Frank Bedu-Addo, PhDCEO and Director  CEO  Brian LeuthnerPresident and Director  CEO  De Lyle Bloomquist  Former Global President  Gregory Freitag  General Counsel, SVP of BD, BoD  Sir Richard Sykes, PhD  Former CEO  James J. Loughlin  Former Partner  Robert Spiegel, M.D., FACP  Former CMO  Board of Directors      Sol J. Barer, Ph.D.Advisor to the Board  Former CEO  14

Edge and PDS Combined Company Overview

- Proposed merger to form a clinical-stage cancer immunotherapy biotechnology company developing novel products for treating early- and late-stage cancer
- Growing product pipeline utilizing Versamune®, a novel, versatile, multi-functional immunotherapy platform
- Phase 1/2 clinical data on lead product candidate PDS0101 suggests immunotherapeutic anti-cancer activity and favorable safety profile of Versamune® potentially advantageous in early- and late- stage cancer
- Company plans to initiate multiple late-stage clinical studies of PDS0101 in HPV-associated cancers
- Expected cash balance of ~$25 million at closing

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